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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 30, 1998

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                      0-19903                  77-0294597
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

980 UNIVERSITY AVENUE, LOS GATOS, CALIFORNIA                     95030-2375
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (408) 399-8200


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On January 30, 1998, Metricom, Inc., a Delaware corporation (the "Company"), completed its sale of 4,650,000 shares of its Common Stock, $0.001 par value per share, to Vulcan Ventures Incorporated, a Washington corporation ("Vulcan"), for $55,800,000. The sale took place pursuant to a Common Stock Purchase Agreement, dated as of October 10, 1997, between the Company and Vulcan (the "Purchase Agreement"). The purchase price, which was determined as a result of arms' length negotiation between the parties, consisted of $50,750,684.93 in cash and cancellation of $5,049,315.07 in indebtedness. Prior to the closing of the transaction, Vulcan owned 32.5% of the outstanding Common Stock. Upon completion of the transaction, Vulcan owned 49.5% of the outstanding Common Stock.

        Pursuant to the Purchase Agreement, upon the closing, the Board of Directors was composed of specified individuals, three of whom were Independent Directors (as defined in the Purchase Agreement) and two of whom were proposed by Vulcan. It is anticipated that two additional directors will be proposed by Vulcan at a later date. Upon the closing of the transaction, the Board of Directors consisted of William Savoy and David Liddle, both designees of Vulcan, and Robert Dilworth, Robert Cline and Justin Jaschke, all Independent Directors.

        Under the Purchase Agreement, at any meeting of the stockholders of the Company at which the election of directors is submitted to a vote of the stockholders, Vulcan is obligated to cause the Board of Directors to include on the slate of nominees for election those Independent Directors who are in the class whose term of office is then ending and will recommend to the stockholders the election of such Independent Directors. In casting votes (or proxies) with respect to the election of any of the Independent Directors submitted for a vote of the stockholders of the Company, Vulcan will vote and will cause its affiliates to vote all shares held of record or beneficially owned by them, in the same proportion as the votes cast in favor of or withheld from such nominees for Independent Directors by other holders of Common Stock. If the number of authorized directors is subsequently increased, the number of Independent Directors will be proportionately increased. In the event of any vacancy on the Board of Directors created as a result of the resignation, death, disability, removal or disqualification of any of the Independent Directors, then a committee consisting of the remaining Independent Directors will be entitled to elect a nominee to complete the remaining term of the Independent Director whose position was vacated. Notwithstanding the provisions outlined in the previous two paragraphs, nothing will preclude or limit any stockholder of the Company who is not affiliated or associated with Vulcan from nominating any person for election to the Board in accordance with the procedures then set forth in the Company's By-laws. Any person so nominated who is then elected will be deemed an Independent Director.

        The foregoing information has been provided because the transaction may be deemed to be a "change of control" of the Company or a "disposition of assets" of the Company within the meanings of Items 1 and 2 of Form 8-K. The terms of the transaction are more specifically set forth in the Purchase Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.



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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (b)    Pro Forma Financial Information.

                      A pro forma balance sheet as of September 30, 1997 reflecting the effect of the transaction is attached as
                      Exhibit 99.2. The transaction had no effect on the Company's statements of income.

               (c)    Exhibits.

                      EXHIBIT NO.           DESCRIPTION

                      99.1(1) Stock Purchase Agreement, dated as of October 10, 1997, between Metricom, Inc., a Delaware corporation, and Vulcan Ventures, Incorporated, a Washington corporation.

                      99.2          Pro Forma Balance Sheet as of September 30,
                                    1997

                      -------------
                      (1) Incorporated by reference to the Company's Current Report on Form 8-K dated as of October 13, 1997.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METRICOM, INC.


Date: February 12, 1998                     By:     /s/ VANESSA A. WITTMAN
                                               --------------------------------
                                                      Vanessa A. Wittman
                                                    Vice President Finance



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